UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 10, 2012
Date of Report (Date of earliest event reported)

MAINLAND RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	000-52782 (Commission File Number)	90-0335743 (IRS Employer Identification No.)

21 Waterway Avenue, Suite 300 The Woodlands, Texas (Address of principal executive offices)	77380 (Zip Code)

(281)-469-5990
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02      Unregistered Sales of Equity Securities

On April 10, 2012, Mainland Resources, Inc. (the "Company") completed its recently reported (March 28, 2012) Purchase and Sale Agreement (the "Agreement") with Westrock Land Corporation ("Westrock"), pursuant to which the Company has now acquired certain oil and gas properties and assets, located in the State of Texas, from Westrock, in consideration of the issuance from treasury by the Company of 25,000,000 shares of restricted common stock, at a deemed issuance price of $0.25 per share, to Westrock.

The Company relied on an exemption from the registration requirements under the Securities Act of 1933, as amended, pursuant to Rule 506 of Regulation D and/or Section 4(2).

Item 8.01       Other Events

On April 11, 2012, Mainland Resources, Inc. (the "Company") issued a press release announcing that it has purchased from the owner, all rights, title and interest in and to approximately 5,000 net acres of oil and gas leases located in Mississippi.

A copy of the press release is included as Exhibit 99.1 hereto.

Item 9.01      Financial Statements and Exhibits

Exhibits.
Exhibit Number	Description
99.1	Press release of Mainland Resources, Inc. dated April 11, 2012*

*         Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAINLAND RESOURCES, INC.
DATE: April 12, 2012	By: /s/ William D. Thomas William D. Thomas Chief Financial Officer/Treasurer

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